UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 10, 2008

The Stanley Works
__________________________________________
(Exact name of registrant as specified in its charter)

Connecticut	1-5244	06-0548860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Stanley Drive, New Britain, Connecticut		06053
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(860) 225-5111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On December 11, 2008 the Stanley Works issued a press release updating full year 2008 earnings per share and cash flow guidance and providing certain information to assist the financial community with its evaluation of 2009 prospects.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Section 409A Amendments

Section 409A of the Internal Revenue Code of 1986, as amended, is a tax law enacted in 2004 that, together with the regulations promulgated thereunder (collectively, "Section 409A"), governs "nonqualified deferred compensation" arrangements and imposes additional tax and penalties on service providers (including employees and directors) if a covered arrangement does not comply with Section 409A. Although Section 409A's provisions have been in effect since 2005, final regulations under Section 409A were not issued until 2007. The regulations provide that companies must amend affected nonqualified deferred compensation plans by December 31, 2008 to ensure compliance with Section 409A.

The Company amended the following benefit plans (collectively, the "Amended Benefit Plans") primarily to bring each of the Amended Benefit Plans into compliance with Section 409A:

* 1997 Long-Term Incentive Plan;
* 2001 Long-Term Incentive Plan; and
* Special Severance Policy for Management Incentive Compensation Plan Participants Levels 1-5;
* Supplemental Retirement and Account Value Plan for Salaried Employees of the Stanley Works.

The Company also amended and restated the following benefit plans (collectively, the "Restated Benefit Plans") primarily to bring the Restated Benefit Plans into compliance with Section 409A:

* Special Severance Plan; and
* Supplemental Executive Retirement Program.

In addition, the Company executed Amended and Restated Change in Control Severance Agreements with each of Messrs. Loree, Davis, McIlnay and other senior officers of the Company in order to bring such agreements into compliance with Section 409A (the "Change in Control Severance Agreements"), and entered into an Amended and Restated Employment Agreement and an Amended and Restated Change in Control Severance Agreement with Mr. Lundgren (collectively, "Mr. Lundgren's Agreements"), which amendments also were made primarily to comply with Section 409A. More particularly, the amended and restated versions of Mr. Lundgren's Agreements reflect, among other things, changes necessary to comply with Section 409A rules governing the time and form of payments. The changes to the Amended Benefit Plans, the Restated Benefit Plans, the Change in Control Severance Agreements and Mr. Lundgren's Agreements do not generally affect the scope or amount of benefits an eligible employee will be entitled to receive under the applicable plans or agreements.

The foregoing description does not purport to be a complete statement of the parties' rights and obligations under the Amended Benefit Plans, the Restated Benefit Plans, the Change in Control Severance Agreements, or Mr. Lundgren's Agreements. The above description is qualified in its entirety by reference to the Company's Amended and Restated Change in Control Severance Agreement Form A, Amended and Restated Change in Control Severance Agreement Form B, Amended and Restated Special Severance Plan, Amendment to the 1997 Long-Term Incentive Plan, Amendment to the 2001 Long-Term Incentive Plan, Amended Special Severance Policy for Management Incentive Compensation Plan Participants Levels 1-5, Amended and Restated Supplemental Executive Retirement Program, Amended and Restated Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works, Amended and Restated Employment Agreement by and between The Stanley Works and John F. Lundgren dated December 10, 2008 and the Amended and Restated Change in Control Severance Agreement by and between The Stanley Works and John F. Lundgren, dated December 10, 2008, each of which will be filed with the Company's Annual Report on Form 10-K.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits
99.1 Press release dated December 11, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Stanley Works

December 15, 2008	By:	/s/ Bruce H. Beatt

Name: Bruce H. Beatt
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	The Stanley Works' press release dated December 11, 2008 updating full year 2008 earnings per share and cash flow guidance and providing certain information to assist the financial community with its evaluation of 2009 prospects.